Contact:	Patrick E. Beans Chief Financial Officer 402-475-2525

NATIONAL RESEARCH CORPORATION ANNOUNCES
OFFICER CHANGE
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LINCOLN, Nebraska (July 11, 2008) — National Research Corporation (NASDAQ:NRCI) today announced an officer change.

        Chief executive officer, Michael D. Hays, has been appointed the additional role of president of the Company effective immediately with the resignation of Joseph W. Carmichael as president and a director of the company.

        National Research Corporation, headquartered in Lincoln, Nebraska, is a leading provider of performance measurement, improvement services, and governance education to the healthcare industry in the United States and Canada.

        This press release includes “forward-looking” statements related to the Company that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.